AZZ incorporated Announces Retirement of Dana Perry and Intends to Appoint Paul W. Fehlman
as Next Chief Financial Officer

Mr. Perry to remain on the Board of Directors;
Will assist Mr. Fehlman with transition

Contact:	Tom Ferguson, Chief Executive Officer Dana Perry, Chief Financial Officer
AZZ incorporated 817-810-0095
Internet: www.azz.com

Lytham Partners 602-889-9700
Joe Dorame or Robert Blum
Internet: www.lythampartners.com

February 24, 2014 - FORT WORTH, TX - AZZ incorporated (NYSE:AZZ), a global provider of electrical products and services and a provider of galvanizing services, today announced that Mr. Dana Perry, senior vice president of finance, chief financial officer and secretary of AZZ, will retire effective May 31, 2014. Mr. Paul W. Fehlman has agreed to join the company and will transition into the company’s roles of senior vice president of finance, chief financial officer and secretary of AZZ.

Paul Fehlman's background is well suited to AZZ's current and future business. He brings a strong track record of accomplishments with more than 20 years of senior level finance experience. He has served in a variety of positions, including treasury, financial planning and analysis, investor relations and operating financial roles during his career. He was most recently with Flowserve Corporation in Irving, Texas, serving as Vice President Finance for the Engineered Products Division, and also previously held roles as Vice President Treasurer and Vice President Financial Planning and Analysis and Investor Relations at Flowserve. Mr. Fehlman has extensive experience in international finance and operations serving similar industrial manufacturing and energy markets to those of AZZ. Mr. Fehlman holds a BS degree in Business Administration from California Polytechnic State University San Luis Obispo and an MBA from Cornell University’s S.C. Johnson Graduate School of Management.

An AZZ employee for the past 39 years, Mr. Perry is a member of the Company’s Board of Directors and will continue in that capacity for the foreseeable future. Mr. Perry will work closely with Mr. Fehlman to effect a seamless transition.

Tom Ferguson, president and chief executive officer of AZZ incorporated, commented, “I am pleased with the addition of Paul Fehlman to the team, as he brings a broad base of experience that will prove to be instrumental in growing our business both domestically and internationally. I am grateful to Dana Perry for his support as I have transitioned into the position as CEO of AZZ, and I know that he will be a great resource to Paul in sharing his broad experience and deep knowledge of AZZ’s history and business operations in the upcoming months. Dana has been intimately involved in executing on the strategic plan that has positioned AZZ as one of the leaders in our industry. I am thankful and confident that Dana, as a member of our Board, will continue to provide our team with his advice and support as we move forward in the next step of our development.”

AZZ incorporated is a global provider of specialty electrical equipment and highly engineered services to the power generation, transmission, distributions, and industrial markets as well as a leading provider of hot dip galvanizing services to the North American steel fabrication market.

Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects,“ “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. This release may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand and response to products and services offered by AZZ, including demand by the power generation markets, electrical transmission and distribution markets, the industrial markets, and the hot dip galvanizing markets; prices and raw material cost, including zinc and natural gas which are used in the hot dip galvanizing process; changes in the economic conditions of the various markets that AZZ serves, foreign and domestic, customer request delays of shipments, acquisition opportunities, currency exchange rates, adequacy of financing, and availability of experienced management employees to implement AZZ’s growth strategy. AZZ has provided additional information regarding risks associated with the business in AZZ’s Annual Report on Form 10-K for the fiscal year ended February 28, 2013 and other filings with the SEC, available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

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